                                                                   EXHIBIT 10.11
                             EMPLOYMENT AGREEMENT
                                    BETWEEN
                          FIRST FEDERAL SAVINGS BANK,
                            FIRSTFED BANCORP, INC.,
                               AND LYNN J. JOYCE
                          (as amended June 17, 1998)

     WHEREAS, on December 14, 1993, FirstFed Bancorp, Inc. (the "Holding Company") and First Federal Savings Bank (the "Savings Bank") entered into a Severance Agreement (the "Severance Agreement") with Lynn J. Joyce (the "Executive"); and

     WHEREAS, the Board of Directors of the Company, the Board of Directors of the Bank, and the Executive have determined that it is in their respective best interests to rescind the Severance Agreement and to enter into this Employment Agreement (the "Agreement");

     NOW, THEREFORE, the Severance Agreement is hereby rescinded and this Agreement is entered into, both to become effective as of January 1, 1996:


                              W I T N E S S E T H

     1.   The Savings Bank agrees to employ the Executive as its Vice
President - Finance and Corporate Secretary. The language herein referring to the Savings Bank, except otherwise directed by the Board of Directors, includes any subsidiaries of the Savings Bank.

     2. Executive will be paid an annual salary of not less than Sixty Three Thousand Dollars and no/100 ($63,000.00) per year, payable twice monthly, effective on the above date; provided, however, that such salary shall be reduced by any salary paid to the Executive by the Holding Company. Such annual salary shall be reviewed at least annually; the first such review to be made no later than December 31, 1996 to be effective January 1, 1997.

     In addition, Executive may receive a discretionary cash bonus payable annually, beginning with the year ending December 31, 1996 and continuing for the duration of this Agreement. Said bonus, if any, shall be determined by the Board of Directors based on the performance of the Savings Bank taking into consideration the Savings Bank's overall achievement of its goals and Executive's part in the Savings Bank's performance and realization of such goals. In no event, however, shall said bonus exceed one month of the Executive's annual base salary. The bonus may be paid only as long as regulatory capital requirements are met and the Savings Bank is profitable.

     In addition, the Savings Bank, will provide Executive with employee benefit plans, arrangements, insurance coverage and perquisites substantially equivalent to those in which Executive was participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement, and the Savings Bank will not, without

Executive's prior written consent, make any changes in such plans, arrangements, insurance coverage or perquisites which adversely affect Executive's rights or benefits thereunder. Without limiting the generality of the foregoing provisions of this Section 2, Executive will be entitled to participate in or receive benefits under any employee benefit plans including, but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, health-and-accident plans, medical coverage or any other employee benefit plans or arrangements made available by the Savings Bank in the future to its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive will be entitled to incentive compensation as provided in any plan of the Savings Bank in which Executive is eligible to participate. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

     3. It is the intention of the parties to this Agreement that the term of employment of Executive as Executive Vice President of the Savings Bank under this Agreement shall be for a period of three years from the date of this Agreement. The renewal of this Agreement for an additional year shall be considered by the Board of Directors on each annual anniversary from the effective date. In determining whether to extend the contract for an additional year, the Board of Directors shall review, among other things, the Executive's and the Savings Bank's performance and shall include the results of such review in the minutes of the Board's meeting. As set forth in Section 6 and other places herein, Executive may be terminated for cause at any time with a corresponding termination of all benefits and matters pertaining to Executive hereunder.

     4. Executive agrees that she will devote full time and efforts to the business of the Savings Bank and to the Office of Executive Vice President except as may be approved by the Board of Directors, will conduct herself in a manner that will reflect credit on the Savings Bank, and will carry out the duties assigned to her by the Board of Directors.

     5. The Savings Bank will reimburse Executive for all reasonable and necessary expenses incurred by Executive in carrying out her duties under this Agreement consistent with normal business practice and in accordance with the policies of the Board of Directors. Executive shall present to the President of the Savings Bank, from time to time, an itemized account of her expenses in such form as may be required by the Savings Bank. The Savings Bank shall pay professional fees and dues at appropriate clubs approved by the Board of Directors.

     6. It is mutually agreed by the Savings Bank and Executive that this Agreement can be terminated under the following circumstances:

     (a) The Board of Directors of the Savings Bank may terminate Executive's employment at any time, but any termination by the Savings Bank's Board of Directors, other than termination by "cause" as defined herein, shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall have no right to receive compensation or other benefits for any period after termination for cause.

     (b) In the event the Savings Bank terminates Executive, other than for cause as herein defined, the Savings Bank shall pay Executive, or, in the event of her subsequent death, her spouse, if living, as severance pay or liquidated damages, or both, a sum equal to the base salary due for the remaining term of this Agreement. Savings Bank shall also maintain existing insurance for six months after termination of the Executive's employment. At the election of the Executive, which election is to be made within thirty (30) days of Executive's termination, such payments shall be made in a lump sum or paid monthly during the remaining term of this Agreement. In the event that no election is made, payment to the Executive will be made on a monthly basis during the remaining term of this Agreement.

     (c) Termination for "cause" shall include termination because of Executive's dishonesty, gross incompetence, willful misconduct, breach of fiduciary duty involving personal misconduct, breach of fiduciary duty involved personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation, other than traffic violations or similar offenses, or final cease-and-desist order, or material breach of any provision of this Agreement.

     (d) If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Savings Bank's affairs by a notice served under Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818 (e)(3) or (g)(1)), the Savings Bank's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Savings Bank may in its discretion (i) pay the Executive all or part of the compensation withheld while the contract obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

     (e) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Savings Bank's affairs by an order issued under Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818 (e)(4) or (g)(1)), all obligations of the Savings Bank under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

     (f) If the Savings Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all obligations of the Savings Bank under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

     (g) All obligations of the Savings Bank under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution, (i) by the Director or his designee, at the time the Federal Deposit Insurance Corporation ("FDIC") or Resolution Trust Corporation ("RTC") enters into an agreement to provide assistance to or on behalf of the Savings Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or (ii) by the Director or his designee, at the time the Director or her designee approves a supervisory merger to resolve problems related to the operations of the Savings Bank or when the Savings Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

     (h) In the event of Executive's death, in which case the Savings Bank shall pay to the Executive's spouse, if living, the annual base salary provided for under Section 2 in effect at the time of Executive's death for the remaining term of the contract, payable in a lump sum if election is made by the spouse within thirty (30) days of Executive's death or otherwise on a monthly basis, plus any accrued and unpaid discretionary bonus due Executive at the time of her death, payable in a lump sum amount within thirty (30) days of the Executive's death. In addition, the Savings Bank shall maintain the existing medical insurance for the Executive's spouse for six months after the Executive's death.

     7. In the event that there is a change in control of the Savings Bank or the Holding Company within the meaning of the Home Owners' Loan Act and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency) (specifically, 12 C.F.R. Part 574) as in effect on the date hereof or hereafter, which results in the Executive's termination under any of the following conditions: (i) dismissal of Executive other than for cause, (ii) the Executive voluntarily terminates employment for any reason within the 30-day period beginning on the date of any change in control, or (iii) Executive's resignation from the Savings Bank's employ, upon any (A) failure to elect or reelect or to appoint or reappoint Executive as a senior office, (B) material change in Executive's functions, duties, or responsibilities, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Section 1 above (and any such material change shall be deemed a continuing breach of this Agreement), (C) a relocation of Executive's principal place of employment to a location outside Jefferson County, Alabama or any county contiguous thereto, (D) a material reduction in the benefits and perquisites to the Executive from those being provided as of the effective date of this Agreement, (E) liquidation or dissolution of the Savings Bank, or (F) a breach of this Agreement by the Savings Bank (or Holding Company), in each case for reasons other than for cause, Executive shall be entitled to received as severance pay or liquidated damages, or both, a sum equal to the difference between (I) the product of 2.99 times her "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and regulations promulgated thereunder (the "Maximum Amount") and (II) the sum of any other parachute payments (as defined under Section 280G(b)(2) of the Code) that the Executive receives on account of the change in control. In the event that the Executive and the Savings Bank jointly determine and agree that the total parachute payments receivable under clauses (I) and (II) above exceed the Maximum Amount, notwithstanding the payment procedure set forth above, the Executive shall determine which and how much, if any, of the parachute payments to which she is entitled shall be eliminated or reduced so that the total parachute payments to be received by the Executive do not exceed the Maximum Amount. If the Executive does not make her determination within ten (10) business days after receiving a written request from the Savings Bank, the Savings Bank may make such determination and shall notify the Executive promptly thereof. Within five (5) business days of the earlier of the Savings Bank's receipt of the Executive's determination pursuant to this paragraph or the Savings Bank's determination in lieu of a determination by the Executive, the Savings Bank shall pay to or distribute to or for the benefit of the Executive such amounts as are then due the Executive under this Agreement.

          As a result of uncertainty in application of Section 280G of the Code at the time of payment hereunder, it is possible that such payments will have been made by the Savings Bank which should not have been made ("Overpayment") or that additional payments will not have been made by the Savings Bank which should have been made ("Underpayment"), in each case, consistent with the calculations required to be made hereunder. In the event that the Executive, based upon the assertion by the Internal Revenue Service against the Executive of a deficiency which the Executive believes has a high probability of success, determines that an Overpayment has been made, any such Overpayment paid or distributed by the Savings Bank to or for the benefit of Executive shall be treated for all purposes as a loan ab initio which the Executive shall repay to the Savings Bank together with interest at the applicable federal rate provided for in Section 7872(f)(2)(B) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by the Executive to the Savings Bank if and to the extent such deemed loan and payment would not either reduce the amount on which the Executive is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Executive and the Savings Bank determine, based upon controlling precedent or other substantial authority, that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Savings Bank to or for the benefit of the Executive together with interest at the applicable federal rate provided for in Section 7872(f)(2)(B) of the Code.

          In the event of Executive's subsequent death, Executive's spouse, if living, shall receive the base salary due for the remaining term of the contract. Savings Bank shall also maintain existing insurance for six months after Savings Bank termination of the Executive's employment, or if Executive dies within such six months, the Savings Bank shall maintain health insurance for the Executive's spouse, if living, for the remainder of the six month period. Any severance benefits that become payable under this Section 7 shall be paid in the manner selected by the Executive in a duly executed election in the form attached hereto as Exhibit "A" (the "Election Form"); provided that such an election will be honored and given effect only if it is properly made and delivered to the Savings Bank more than 90 days before said closing date. The Executive may specify on the attached Election Form the manner of payment to his beneficiary, and may at any time or from time to time change the identify or manner of payment to his beneficiary. Present value determinations and interest accruals on present value sums that are paid in installments over a fixed period of years shall be calculated at a rate equal to 120% of the applicable federal rate, compounded semiannually, as determined under Section 1274(d) of the Code, and the regulations thereunder. In the event that no election is made, payment to the Executive will be made on a monthly basis during the remaining term of this Agreement. Upon the occurrence of any event described in (A), (B), (C), (D), (E) or (F) of (ii) above, Executive shall have the right to elect to terminate her employment under this Agreement by resignation upon not less than sixty (60) days prior written notice given to the Savings Bank within a reasonable period of time not to exceed three (3) calendar months after the event giving rise to said right to elect.

          Notwithstanding the foregoing, but only to the extent required under federal banking law, the amount payable hereunder shall be reduced to the extent that on the date of the Executive's termination of employment, the amount payable hereunder exceeds the limitation on severance benefits that is set forth in Regulatory Bulletin 27a of the OTS, as in effect on the effective date.

          Not later than three business days after a change in control as defined in Section 7 of this Agreement, the Holding Company shall (i) deposit in the FirstFed Bancorp, Inc. Grantor Trust (the "Trust") that was approved by the Board of Directors of the Company on June 17, 1998, an amount that the Holding Company reasonably projects to be sufficient to fund the payment of all severance benefits that are or may become payable, pursuant to this Section, after the closing date of the change in control, and (ii) provide the trustee of the Trust with a written direction both to hold said amount and any investment return thereon in a segregated account for the benefit of the Executive, and to follow the procedures set forth in the next paragraph as to the payment of such amounts from the Trust. The provisions of this Section shall be null and void only if the Executive provides a written release of all claims under this Agreement.

     During the fifteen (15) consecutive month period after a change in control, the Executive may provide the trustee of the Trust with a written notice directing the trustee to pay to the Executive an amount designated in the notice as being payable pursuant to this Agreement. Within three business days after receiving said notice, the trustee of the Trust shall pay such amount to the Executive, and coincidentally shall provide the Holding Company or its successor with notice of such payment. Upon the earlier of the Trust's final payment of all amounts due under the preceding paragraph or the date 15 months after the change in control, the trustee of the Trust shall pay to the Holding Company the entire balance remaining in the segregated account maintained for the benefit of the Executive. The Executive shall thereafter have no further interest in the trust.

     8. Executive will follow the policies as established by the Board of the Savings Bank from time to time in supervising and conducting the affairs of the Savings Bank.

     9. It is agreed that any indulgence granted by either party to the other shall not be construed as a wavier of any rights under this Agreement.

     10. All payments provided in this Agreement shall be paid in cash or check from the general funds of the Savings Bank, as the case may be, and no special or separate fund shall be established and no other segregation of assets shall be made to assure payment. The Holding Company, however, guarantees payment and provision of all amounts and benefits due hereunder to Executive and, if such amounts and benefits due from the Savings Bank are not timely paid or provided by the Savings Bank, such amounts shall be paid or provided by the Holding Company.

     11. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, hypothetication, or to execution, attachment, levey, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void and of no effect. This Agreement shall be binding upon, and inure to the benefit of, the Executive and the Savings Bank and their respective successors and assigns.

     12. This Agreement contains the entire agreement between the parties and cannot be varied by an instrument in writing signed by both parties. This Agreement contains any and all understandings between the parties, and there can be no other oral or implied agreements except as noted herein.

     13. This Agreement shall be construed and enforced in accordance with the laws of the State of Alabama except where superseded by Federal law.

     14. The parties hereto agree that this Agreement will be amended in the event any tax consideration or regulatory actions arise which necessitate an amendment consistent with the intent hereof.

     15. If for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement is determined to conflict with the requirements of 12 C.F.R. Section 563.39(b), the latter requirements will control.

     16. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of her right to be paid until the date of termination during the pendancy of any dispute or controversy arising under or in connection with this Agreement. Any arbitration proceeding shall be governed by and subject to Alabama arbitration law.

     17. All reasonable costs and legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement, or its specific performance, shall be paid or reimbursed by the Savings Bank, if Executive is the prevailing party.

     18. The Savings Bank shall provide Executive (including her heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at the Savings Bank's expense, or in lieu thereof, shall indemnify Executive (and her heirs, executors and administrators) to the fullest extent permitted under Alabama law against all expenses and liabilities reasonably incurred by her in connection with or arising out of any action, suit or proceeding in which she may be involved by reason of her having been a director or officer of the Savings Bank (whether or not she continues to be a director or officer at the time of incurring such expenses or liabilities); such expenses and liabilities to include, but not limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements, and such settlements to be approved by the Board of Directors of the Savings Bank, if such action is brought against Executive in her capacity as an officer or director of the Savings Bank; provided, however, that such indemnification shall not extend to matters as to which Executive is finally adjudged to be liable for willful misconduct or gross negligence in the performance of her duties.

     19. In the event of voluntary termination by Executive all rights and benefits shall immediately terminate upon the effective date of termination, except as provided in Section 7 hereof.

     WHEREFORE, the undersigned hereby approve this Amendment and Restatement of the Agreement. Date of Execution: December __, 1995


LYNN J. JOYCE


-------------------------------------------

FIRSTFED BANCORP, INC.


By                                             Attest:
  -----------------------------------------           ------------------------
  Its Chairman of the Board and
     Chief Executive Officer                            CORPORATE SEAL

FIRST FEDERAL SAVINGS BANK


By                                             Attest:
  -----------------------------------------           ------------------------
  Its Chairman of the Board and
     Chief Executive Officer                            CORPORATE SEAL

                                                                     EXHIBIT "A"

                         FIRST FEDERAL SAVINGS BANK &
                            FIRSTFED BANCORP, INC.

                             EMPLOYMENT AGREEMENT
                        -------------------------------

                          ELECTION OF PAYMENT METHOD
                           AFTER A CHANGE IN CONTROL

                        -------------------------------


     AGREEMENT, made this ____ day of ________, 19__, by and between the undersigned officer (the "Employee"), First Federal Savings Bank (the "Bank"), and FirstFed Bancorp, Inc. (the "Company"), with respect to distribution of the Employee's benefits ("Benefits") that have accrued under the Employment Agreement entered into between the Bank, the Company, and the Employee on January 1, 1996 (the "Agreement") and have or become payable due to a change in control (as defined in the Agreement).

     NOW THEREFORE, it is mutually agreed as follows:

     1.   Form of Payment.  The Employee shall receive Benefits in cash that is
          ---------------
paid --

          [_] in one lump sum equal to the present value of the Employee's accrued but unpaid Benefits.

          [_] in substantially equal annual payments over a period of _____ years (no more than 10), with interest accruing, on the unpaid present value of the Employee's Benefits, at a rate equal to 120% of the applicable federal rate, compounded semiannually, as determined under Section 1274(d) of the Code, and the regulations thereunder.

     2.   Time of Payment.  The Employee shall begin to receive Benefits as soon
          ---------------
as practicable after --

          [_]   a Change in Control closes.

          [_]   the January 1st after a Change in Control closes.

          [_] the _________ annual anniversary of the January 1st after a Change in Control closes.

Employment Agreement
Payment Election Form
Page 2

     3.   Frequency of Payment. The Employee shall receive Benefits on a ______
          --------------------
monthly, ______ quarterly, _____ semi-annual, or _____ annual basis.

     4.   Form of Payment to Beneficiary. In the event of the Employee's death,
          ------------------------------
Benefits shall be distributed --

          [_] in one lump sum payment, determined in the manner described in paragraph 1 hereof.

          [_] in accordance with the payment schedule selected in paragraphs 1, 2, and 3 hereof (with payments made as though the Employee survived to collect all benefits, and as though the Employee terminated service on the date of death, if payments had not already begun).

     5.   Designation of Beneficiary. In the event of the Employee's death
          --------------------------
before payment of all benefits due under the Agreement, the Employee hereby directs that any amounts unpaid under the Agreement be distributed to the beneficiary or beneficiaries designated under subparagraphs a and b of this paragraph 5 in the manner elected pursuant to paragraph 4 above:

       a. Primary Beneficiary.  The Employee hereby designates the person(s)
          -------------------
named below to be primary beneficiary and to receive the balance of any unpaid benefits under the Agreement.

================================================================================
      Name of                                                   Percentage of
Primary Beneficiary               Mailing Address               Death Benefit
--------------------------------------------------------------------------------
                                                                        %
--------------------------------------------------------------------------------
                                                                        %
================================================================================

       b. Contingent Beneficiary.  In the event that the primary beneficiary or
          ----------------------
beneficiaries named above are not living at the time of the Employee's death, the Employee hereby designates the following person(s) to be contingent beneficiary for purposes of the Agreement:

Employment Agreement
Payment Election Form
Page 3


================================================================================
      Name of                                                   Percentage of
Contingent Beneficiary            Mailing Address               Death Benefit
--------------------------------------------------------------------------------
                                                                        %
--------------------------------------------------------------------------------
                                                                        %
================================================================================

     6.   Effect of Election.  The elections made in paragraphs 1, 2, and 3
          ------------------
hereof shall become irrevocable on the date 90 days before the closing of a change in control. The Employee may at any time and from time to time change any designation of, and manner of payment to, a beneficiary. Such election shall, however, become irrevocable upon the Employee's death.

     7.   Mutual Commitments.  The Bank and the Company agree to make payment of
          ------------------
all amounts due the Employee in accordance with the terms of the Agreement and the elections made by the Employee herein. The Employee agrees to be bound by the terms of the Agreement, as in effect on the date hereof and as properly amended hereafter. The parties recognize and agree that this Agreement supersedes and nullifies any prior distribution election to the extent it is inconsistent herewith.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above-written.

                                        FIRST FEDERAL SAVINGS BANK
Witnessed by:

-------------------------------------
                                        By
                                          -----------------------------------
                                          An authorized Director


                                        FIRSTFED BANCORP, INC.
Witnessed by:

-------------------------------------
                                        By
                                          -----------------------------------
                                          An authorized Director


                                        EMPLOYEE
Witnessed by:

-------------------------------------   -------------------------------------